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                                                                    EXHIBIT 32.2


                  CERTIFICATION PURSUANT TO SECTION 906 OF THE
              SARBANES-OXLEY ACT OF 2002 (18 U.S.C. Section 1350)

     The undersigned, as the chief financial officer of ARRIS Group, Inc., certifies that to the best of his knowledge the Annual Report on Form 10-K for the period ended December 31, 2005, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of ARRIS Group, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and shall not be relied upon for any other purpose.

     Dated this 15th day of March, 2006.


                                                   /s/ DAVID B. POTTS
                                                   ------------------
                                                   David B. Potts
                                                   Executive Vice President,
                                                   Chief Financial Officer, and
                                                   Chief Information Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act, has been provided to ARRIS Group, Inc., and will be retained by ARRIS Group, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.